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                              Smith & Company
         A Professional Corporation of Certified Public Accountants


August 6, 2001


Board of Directors
Legal Access Technologies, Inc.
Las Vegas, Nevada

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               -----------------------------------------

As independent public accountants for Legal Access Technologies, Inc. (formerly Dynamic Associates, Inc.), we hereby consent to the use of our report included in the annual report of such Company on Form 10-KSB for the year ended December 31, 2000 and dated April 7, 2001, as an exhibit to the Company's S-8 Registration Statement dated August 6, 2001.

/s/ Smith & Company

Certified Public Accountants






    10 West 100 South, Suite 700, Salt Lake City, Utah 84101-1554
         Telephone: (801) 575-8297, Facsimile: (801) 575-8306
                       Email: smithco@dotplanet.com
  Members: American Institute of Certified Public Accountants, Utah
               Association of Certified Public Accountants